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CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Lewis Daidone, Chief Administrative Officer of the of Salomon Brothers High Income Fund II Inc, each certify to the best of his or her knowledge that:


1. The Registrant's periodic report on Form N-CSR for the period ended April 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



Chief Executive Officer                             Chief Administrative Officer
Salomon Brothers High                               Salomon Brothers High
Income Fund II Inc                                  Income Fund II Inc




/s/ R. Jay Gerken                                   /s/ Lewis Daidone
---------------------------                         ---------------------------
R. Jay Gerken                                       Lewis Daidone
Date: 6/30/03                                       Date: 6/30/03

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to of Salomon Brothers High Income Fund II Inc and will retained by Salomon Brothers High Fund II Inc and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. (S) 1350 and is not being filed as part of the Form N-CSR with the Commission.